NOVEMBER 9, 2004


SECURITIES AND EXCHANGE COMMISSION
450 FIFTH STREET, NW
WASHINGTON, DC 20549

COMMISSIONERS:

      WE HAVE READ THE STATEMENTS MADE BY GLOBAL WIRELESS SATELLITE NETWORKS
(USA), INC. (COPY ATTACHED), WHICH WE UNDERSTAND WILL BE FILED WITH THE COMMISSION, PURSUANT TO ITEM 4.01 OF FORM 8-K AS PART OF THE COMPANY'S FORM 8-K/A REPORT DATED NOVEMBER 9, 2004. WE AGREE WITH THE STATEMENTS CONCERNING OUR FIRM IN SUCH FORM 8-K/A.

                                    VERY TRULY YOURS,

                                    /S/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.